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                         LAW OFFICE OF GARY A. AGRON
                               5445 DTC PARKWAY
                                   SUITE 520
                          ENGLEWOOD, COLORADO 80111
                          TELEPHONE (303) 770-7254
                          FACSIMILE (303) 770-7257

                                                                    EXHIBIT 5.01




                                 July 16, 1997



Orlando Predators Entertainment, Inc.
20 North Orange Avenue, Suite 101
Orlando, FL.  32801

    Re:  Registration Statement on Form SB-2

Ladies and Gentlemen:

    We are counsel for Orlando Predators Entertainment, Inc., a Florida corporation (the "Company") in connection with its proposed public offering under the Securities Act of 1933, as amended, of up to 450,000 Units of its securities, each Unit consisting of two shares of no par value common stock ("Common Stock") and one common stock purchase warrant ("Warrant") through a Registration Statement on Form SB-2 ("Registration Statement") as to which this opinion is a part, to be filed with the Securities and Exchange Commission (the "Commission").

    In connection with rendering our opinion as set forth below, we have reviewed and examined originals or copies identified to our satisfaction of the following:

    (1) Articles of Incorporation, and amendments thereto, of the Company as filed with the Secretary of State of the State of Florida.

    (2) Corporate minutes containing the written deliberations and resolutions of the Board of Directors and shareholders of the Company.

    (3) The Registration Statement and the Preliminary Prospectus contained within the Registration Statement.

    (4)  The other exhibits to the Registration Statement.

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Orlando Predators Entertainment, Inc.
July 10, 1997
Page 2


    We have examined such other documents and records, instruments and certificates of public officials, officers and representatives of the Company, and have made such other investigations as we have deemed necessary or appropriate under the circumstances.

    Based upon the foregoing and in reliance thereon, it is our opinion that the Units, Common Stock, Warrants and Common Stock issuable upon exercise of the Warrants offered under the Registration Statement will, upon the purchase, receipt of full payment, issuance and delivery in accordance with the terms of the offering described in the Registration Statement, be fully and validly authorized, legally issued, fully paid and non-assessable.

    We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus constituting a part thereof.

                                            Very truly yours,



                                            Gary A. Agron

GAA/mdi